Exhibit 99.1

PZENA INVESTMENT MANAGEMENT, INC.

REPORTS RESULTS FOR THE SECOND QUARTER OF 2021

•	Pzena reports second quarter 2021 Diluted EPS of $0.25.

•	Assets under management ends the second quarter at $53.1 billion.
•	Q2 2021 revenue increases 69 percent to $50.9 million from Q2 2020.
•	Board declares a quarterly dividend of $0.03 per share.
•	Company announces $40.0 million increase in authorization under current stock and unit repurchase program.

NEW YORK, July 20, 2021 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) basic and diluted net income and earnings per share for the three and six months ended June 30, 2021 and 2020 (in thousands, except per-share amounts):

	GAAP Basis
	For the Three Months Ended June 30,
	2021	2020
	(unaudited)
Basic Net Income	$4,603	$2,198
Basic Earnings per Share	$0.27	$0.13

Diluted Net Income	$21,176	$9,997
Diluted Earnings per Share	$0.25	$0.13

	GAAP Basis
	For the Six Months Ended June 30,
	2021	2020
	(unaudited)
Basic Net Income	$8,790	$2,198
Basic Earnings per Share	$0.51	$0.13

Diluted Net Income[1]	$40,906	$2,198
Diluted Earnings per Share[1]	$0.49	$0.13
1

During the six months ended June 30, 2020, the calculation of GAAP diluted earnings per share resulted in an increase in earnings per share. Therefore, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share.

GAAP diluted net income and GAAP diluted earnings per share were $21.2 million and $0.25, respectively, for the three months ended June 30, 2021, and $10.0 million and $0.13, respectively, for the three months ended June 30, 2020. GAAP diluted net income and GAAP diluted earnings per share were $40.9 million and $0.49, respectively, for the six months ended June 30, 2021, and $2.2 million and $0.13, respectively, for the six months ended June 30, 2020.

In evaluating the results of operations, management also reviews adjusted measures of earnings, which are adjusted to exclude accounting items that add a measure of non-operational complexity which obscures the underlying performance of the business. For the three and six months ended June 30, 2021 and 2020, no adjustments were made to GAAP earnings. Management uses the as adjusted measures to assess the strength of the underlying operations of the business. It believes the as adjusted measures provide information to further analyze the Company's operations between periods and over time. Furthermore, management targets a cash dividend payout ratio at approximately 60% to 70% of our as adjusted diluted net income, subject to growth initiatives and other funding needs. Investors should consider the as adjusted measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Net income for diluted earnings per share generally assumes all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company net income associated with its increased interest in the operating company, is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments.  When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Separately Managed Accounts
Assets
Beginning of Period	$19.4	$17.3	$10.8	$13.0	$13.9
Inflows	0.7	0.7	0.7	2.2	2.7
Outflows	(0.7)	(1.0)	(0.5)	(2.7)	(1.3)
Net Flows	—	(0.3)	0.2	(0.5)	1.4
Market Appreciation/(Depreciation)	0.5	2.7	1.9	7.0	(2.2)
Foreign Exchange[1]	0.1	(0.3)	0.1	0.5	(0.1)
End of Period	$20.0	$19.4	$13.0	$20.0	$13.0

Sub-Advised Accounts
Assets
Beginning of Period Assets	$26.9	$23.3	$14.3	$16.4	$21.1
Inflows	3.1	1.5	0.7	8.1	3.1
Outflows	(0.9)	(1.3)	(1.4)	(4.6)	(4.3)
Net Flows	2.2	0.2	(0.7)	3.5	(1.2)
Market Appreciation/(Depreciation)	1.0	3.6	2.7	10.0	(3.5)
Foreign Exchange[1]	0.1	(0.2)	0.1	0.3	—
End of Period	$30.2	$26.9	$16.4	$30.2	$16.4

Pzena Funds
Assets
Beginning of Period Assets	$2.9	$2.7	$1.7	$2.1	$2.3
Inflows	0.2	0.2	0.1	0.7	0.5
Outflows	(0.2)	(0.3)	—	(0.9)	(0.4)
Net Flows	—	(0.1)	0.1	(0.2)	0.1
Market Appreciation/(Depreciation)	—	0.4	0.3	1.0	(0.3)
Foreign Exchange[1]	—	(0.1)	—	—	—
End of Period	$2.9	$2.9	$2.1	$2.9	$2.1

Total
Assets
Beginning of Period	$49.2	$43.3	$26.8	$31.5	$37.3
Inflows	4.0	2.4	1.5	11.0	6.3
Outflows	(1.8)	(2.6)	(1.9)	(8.2)	(6.0)
Net Flows	2.2	(0.2)	(0.4)	2.8	0.3
Market Appreciation/(Depreciation)	1.5	6.7	4.9	18.0	(6.0)
Foreign Exchange[1]	0.2	(0.6)	0.2	0.8	(0.1)
End of Period	$53.1	$49.2	$31.5	$53.1	$31.5

1     Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
Separately Managed Accounts	$26,525	$24,547	$16,738
Sub-Advised Accounts	19,400	16,628	10,262
Pzena Funds	4,952	4,696	3,131
Total	$50,877	$45,871	$30,131

		For the Six Months Ended
		June 30,	June 30,
		2021	2020
Separately Managed Accounts		$51,072	$35,434
Sub-Advised Accounts		36,028	22,971
Pzena Funds		9,648	6,405
Total		$96,748	$64,810

Revenue was approximately $50.9 million for the second quarter of 2021, an increase of 10.9% from $45.9 million for the first quarter of 2021, and an increase of 68.9% from $30.1 million for the second quarter of 2020.

There were less than $0.1 million of performance fees recognized during the second quarter of 2021, compared to no performance fees recognized during the first quarter of 2021 and second quarter of 2020.

Average assets under management for the second quarter of 2021 were $51.5 billion, increasing 13.4% from $45.4 billion for the first quarter of 2021, and increasing 72.8% from $29.8 billion for the second quarter of 2020. The increase from the second quarter of 2021 is due to net inflows and market appreciation during the second quarter of 2021. The increase from the second quarter of 2020 primarily reflects market appreciation.

The weighted average fee rate was 0.395% for the second quarter of 2021, decreasing from 0.404% for the first quarter of 2021, and from 0.404% for the second quarter of 2020.

The weighted average fee rate for separately managed accounts was 0.533% for the second quarter of 2021, decreasing from 0.545% for the first quarter of 2021 and from 0.552% for the second quarter of 2020. The decrease from the first quarter of 2021 primarily reflects the shift of assets to certain strategies that typically carry lower fee rates. The decrease from the second quarter of 2020 primarily reflects an increase in assets due to market appreciation as the rates we earn in the majority of our fee schedules decline as the assets increase.

The weighted average fee rate for sub-advised accounts was 0.270% for the second quarter of 2021, 0.270% for the first quarter of 2021, and 0.260% for the second quarter of 2020. Certain accounts related to one retail client relationship have fulcrum fee arrangements. These fee arrangements require a reduction in the base fee or allow for a performance fee if the relevant investment strategy underperforms or outperforms, respectively, the agreed-upon benchmark over the contract's measurement period, which extends to three years.  During each of the second quarter of 2021, first quarter of 2021, and second quarter of 2020, the Company recognized a $1.0 million reduction in base fees related to this client relationship. To the extent the three-year performance record of this account fluctuates relative to its relevant benchmark, the amount of base fees recognized may vary.

The weighted average fee rate for Pzena funds was 0.681% for the second quarter of 2021, remaining flat from 0.681% for the first quarter of 2021, and increasing from 0.659% for the second quarter of 2020. The increase from the second quarter of 2020 primarily reflects a reduction in expense reimbursements.

Total operating expenses were $23.0 million for the second quarter of 2021, increasing from $22.8 million for the first quarter of 2021 and from $19.2 million for the second quarter of 2020. The change in compensation and benefits expense from the first quarter of 2021 primarily reflects an increase in compensation during the second quarter, which was offset by expenses recognized in the first quarter associated with tax payments and the Company’s employee profit sharing and savings plan, which generally do not recur during the year. The increase in general and administrative expenses from the first quarter of 2021 primarily reflects an increase in travel and entertainment and professional fees. The increase in compensation and benefits expense from the second quarter of 2020 is driven by an increase in compensation and in the market performance of strategies tied to the Company’s deferred compensation obligation. The increase in general and administrative expenses from the second quarter of 2020 primarily reflects an increase in professional fees and data and systems expense.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
Compensation and Benefits Expense	$19,035	$19,135	$15,578
General and Administrative Expense	3,920	3,696	3,575
Operating Expenses	$22,955	$22,831	$19,153

		For the Six Months Ended
		June 30,	June 30,
		2021	2020
Compensation and Benefits Expense		$38,170	$34,718
General and Administrative Expense		7,616	7,997
Operating Expenses		$45,786	$42,715

As of June 30, 2021, employee headcount was 125, increasing from 124 at March 31, 2021, and from 120 at June 30, 2020.

The operating margin was 54.9% for the second quarter of 2021, compared to 50.2% for the first quarter of 2021, and 36.4% for the second quarter of 2020. The increase in operating margin from the first quarter of 2021 and second quarter of 2020 is primarily driven by the increase in revenue.

Other income/ (expense) was income of approximately $1.7 million for the second quarter of 2021, $4.4 million for the first quarter of 2021, and $3.2 million for the second quarter of 2020.

Other income/ (expense) primarily reflects the fluctuations in the gains/ (losses) and other investment income recognized by the Company on its direct equity investments, the majority of which are held to satisfy obligations under its deferred compensation plan.  Other income/ (expense) also includes a portion of gains/ (losses) and other investment income recognized by external investors on their investments in investment partnerships that the Company consolidates, which are offset in net income attributable to non-controlling interests.

Other Income/ (Expense) (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
Net Interest and Dividend Income	$261	$197	$145
Gains/ (Losses) and Other Investment Income	1,369	4,100	3,050
Other Income/ (Expense)	100	58	47
GAAP Other Income/ (Expense)	1,730	4,355	3,242
Outside Interests of Investment Partnerships[1]	(249)	(194)	(234)
As Adjusted Other Income/ (Expense), Net of Outside Interests	$1,481	$4,161	$3,008

		For the Six Months Ended
		June 30,	June 30,
		2021	2020
Net Interest and Dividend Income		$458	$385
Gains/ (Losses) and Other Investment Income		5,469	(6,459)
Other Income/ (Expense)		158	(40)
GAAP Other Income/ (Expense)		6,085	(6,114)
Outside Interests of Investment Partnerships[1]		(443)	80
As Adjusted Other Income/ (Expense), Net of Outside Interests		$5,642	$(6,034)

[1]	Represents the non-controlling interest allocation of the (income)/ loss of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expense of $2.6 million for the second quarter of 2021, $2.4 million for the first quarter of 2021 and $1.4 million for the second quarter of 2020. The increase from the first quarter of 2021 and the second quarter of 2020 is due to an increase in pretax income.

Details of the income tax expense are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
Corporate Income Tax Expense	$1,520	$1,500	$797
Unincorporated and Other Business Tax Expense	1,055	866	574
Income Tax Expense	$2,575	$2,366	$1,371

		For the Six Months Ended
		June 30,	June 30,
		2021	2020
Corporate Income Tax Expense		$3,020	$1,168
Unincorporated and Other Business Tax Expense		1,921	1,195
Income Tax Expense		$4,941	$2,363

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
Operating Company Allocation	$22,225	$20,648	$10,417
Outside Interests of Investment Partnerships[1]	249	194	234
GAAP Net Income Attributable to Non-Controlling Interests	$22,474	$20,842	$10,651

		For the Six Months Ended
		June 30,	June 30,
		2021	2020
Operating Company Allocation		$42,873	$11,500
Outside Interests of Investment Partnerships[1]		443	(80)
GAAP Net Income Attributable to Non-Controlling Interests		$43,316	$11,420

[1]	Represents the non-controlling interest allocation of the income/ (loss) of the Company's consolidated investment partnerships to its external investors.

On July 20, 2021, the Company announced that the Board of Directors has approved a quarterly dividend of $0.03 per share of its Class A common stock.  The following dates apply to the dividend:

Record Date:July 30, 2021

Payment Date:August 20, 2021

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.34 per share of its Class A common stock.

On July 20, 2021, the Company announced that its Board of Directors has approved an increase of $40.0 million in the aggregate amount authorized under the current program to repurchase the Company's outstanding Class A common stock and Class B units. As of June 30, 2021, there was approximately $7.0 million remaining of the $30.0 million additional authorization announced by the Board of Directors on April 19, 2018. The Company intends to use available cash on hand. The objective of the program is to minimize dilution from compensatory stock- and unit-related issuances over the next several years.

The timing, number and value of common shares and units repurchased under the plan will be determined by management, in its discretion. The Company has no obligation to repurchase any common shares or units under the authorization, and the repurchase plan may be suspended, discontinued, or modified at any time, for any reason.

Second Quarter 2021 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, July 21, 2021.  The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-378-6482; Canada callers should dial 855-669-9657; international callers should dial 412-317-5106.  Please reference the Pzena Investment Management call.

Replay: The conference call will be available for replay through August 4, 2021, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 10, 2021 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. These risk factors include a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economic or capital markets as well as Pzena’s products, clients, vendors and employees, and Pzena’s results of operations, the full extent of which may be unknown. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Jessica Doran, 212-355-1600 or doran@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	As of
	June 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Cash and Cash Equivalents	$53,463	$65,534
Restricted Cash	1,054	1,050
Due from Broker	572	87
Advisory Fees Receivable	42,961	36,524
Investments	56,447	34,104
Prepaid Expenses and Other Assets	5,685	5,603
Right-of-use Assets	10,391	11,578
Deferred Tax Asset	28,588	29,831
Property and Equipment, Net of Accumulated
Depreciation of $6,499 and $5,980, respectively	3,797	4,376
TOTAL ASSETS	$202,958	$188,687

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$27,868	$36,317
Due to Broker	811	56
Securities Sold Short	870	714
Liability to Selling and Converting Shareholders	27,820	25,701
Lease Liabilities	10,694	11,905
Deferred Compensation Liability	3,426	5,039
TOTAL LIABILITIES	71,489	79,732

Equity:
Total Pzena Investment Management, Inc.'s Equity	35,510	31,106
Non-Controlling Interests	95,959	77,849
TOTAL EQUITY	131,469	108,955
TOTAL LIABILITIES AND EQUITY	$202,958	$188,687

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
REVENUE	$50,877	$30,131	$96,748	$64,810

EXPENSES
Compensation and Benefits Expense	19,035	15,578	38,170	34,718
General and Administrative Expense	3,920	3,575	7,616	7,997
TOTAL OPERATING EXPENSES	22,955	19,153	45,786	42,715
Operating Income	27,922	10,978	50,962	22,095

Other Income/ (Loss)	1,730	3,242	6,085	(6,114)

Income Before Taxes	29,652	14,220	57,047	15,981

Income Tax Expense	2,575	1,371	4,941	2,363
Consolidated Net Income	27,077	12,849	52,106	13,618

Less: Net Income Attributable to Non-Controlling Interests	22,474	10,651	43,316	11,420

Net Income Attributable to Pzena Investment Management, Inc.	$4,603	$2,198	$8,790	$2,198

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$4,603	$2,198	$8,790	$2,198
Basic Earnings per Share	$0.27	$0.13	$0.51	$0.13
Basic Weighted Average Shares Outstanding	17,255,593	17,215,163	17,248,045	17,502,647

Net Income for Diluted Earnings per Share[1]	$21,176	$9,997	$40,906	$2,198
Diluted Earnings per Share[1]	$0.25	$0.13	$0.49	$0.13
Diluted Weighted Average Shares Outstanding	84,336,569	78,608,197	83,932,385	79,261,048
1

During the six months ended June 30, 2020, the calculation of GAAP diluted earnings per share resulted in an increase in earnings per share. Therefore, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share.